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                                                                   Exhibit 10(o)

                          CHANGE IN CONTROL AGREEMENT
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          AGREEMENT made the 17th day of June, 1996, by and between DAUPHIN
DEPOSIT CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and having its principal place of business in Harrisburg, Pennsylvania (hereinafter referred to as the "Corporation") and ROBERT L. FRYER, JR. (hereinafter referred to as "Executive").

          WHEREAS, Executive is a key management employee of the Corporation and currently serves the Corporation as President and Chief Operations Officer.

          WHEREAS, the Corporation and Executive desire to enter into an Agreement whereby the Corporation will agree to make certain payments to Executive upon termination under specific conditions in order to induce Executive to continue in employment.

          NOW, THEREFORE, in consideration of the employment of Executive and intending to be legally bound hereby, Executive and the Corporation agree as follows:


                                   ARTICLE I

                  TERMINATION PURSUANT TO A CHANGE IN CONTROL
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          1.1   Definition:  Termination Pursuant to a Change in Control.  For
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purposes of this Agreement the term "Change in Control" shall mean any of the following:


          (A) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the
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     Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, provided that for purposes of this determination, a person shall not be deemed the beneficial owner of securities of which such person has the right to acquire beneficial ownership if such right has not been exercised and such right was acquired directly from the Corporation; or


          (B) the liquidation or dissolution of the Corporation or Dauphin Deposit Bank and Trust Company (the "Bank") or the occurrence of a sale of all or substantially all of the assets of the Corporation or the Bank to an entity which is not a direct or indirect subsidiary of the Corporation; or


          (C) the occurrence of a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either (a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock ("Common Stock") would be

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     converted into cash, securities or other property, unless, in case of
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     either (a) or (b), the holders of Corporation Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or


          (D) the occurrence of a reorganization, merger, consolidation, or similar transaction of the Corporation, or before any connected series of such transactions, if, upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before such transaction or transactions cease to constitute a majority of the Board of Directors of the Corporation or, in a case where the Corporation does not survive in such transaction, of the corporation surviving, continuing or resulting from such transaction or transactions; or


          (E) any other event which is at any time designated as a "Change in Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any

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     such resolution is adopted, the Change in Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of Executive.


          1.2   Compensation Upon Termination Pursuant to a Change in Control.
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If a Change in Control should occur during the Executive's employment with the
Corporation, the Executive shall have the option, to be exercised within one (1) year from the date of the Change in Control (as defined above) to terminate his employment with the Corporation with or without cause. In the event of the termination of the Executive's employment with the Corporation within one (1) year after the date of such Change in Control either by the Executive or the Corporation, the following provisions shall apply:


          (1)   (i)   If the Executive terminates his employment within ninety
(90) days after such Change in Control, or if the Corporation terminates his employment within one (1) year from the date of the Change in Control, the Corporation shall pay the Executive, within thirty (30) days after his termination pursuant to a Change in Control, an amount of compensation equal to either: (A) 2.99 multiplied by the average annual compensation which was paid by the Corporation to the Executive and includable in the gross income of the Executive during the five (5) taxable years of the Executive ending prior to the termination; or (B) if there are less than five (5) taxable years, an amount equal to 2.99 multiplied by the

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average annual compensation which was paid by the Corporation to the Executive and includable in gross income of the Executive during the taxable year(s) of the Executive ending prior to the termination. For purposes of this Section 1.2(1)(i), only compensation paid to the Executive from and after January 1, 1996, shall be taken into consideration in calculating the average annual compensation of the Executive. Further provided however, that if Executive's termination pursuant to a Change in Control would occur before the end of 1996, average annual compensation shall be determined by annualizing the Executive's base compensation over the entire taxable year and shall include any bonus compensation paid to the Executive for the taxable year.


               (ii) If the Executive so terminates his employment more than ninety (90) days after the date of such Change in Control but within one (1) year after such Change in Control, the Corporation shall pay to the Executive an amount equal to that specified in Subparagraph (i) above, reduced by the amount of any salary or bonuses paid to him from the date of the Change in Control to the date of the termination of employment.


          (2) The Corporation shall provide the Executive up to the date on which the Executive attains age 65 or dies, with life, disability and accident and health insurance coverages comparable to employer sponsored plan coverages in effect for the Executive immediately preceding the Executive's termination of employment following a Change in Control.

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Comparable life, disability and accident and health insurance coverages may be provided to the Executive under: (a) existing plans or programs in which the Executive participates, or (b) through conversion of group coverage pursuant to any group policy in effect, or (c) through other available commercial insurance arrangements, if obtainable, for the Executive; provided, however, that to the
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extent a specific coverage cannot be continued or obtained under either (a), (b)
or (c) above, the Executive shall not be entitled to continuation of that specific coverage. The Executive shall continue to be responsible for the cost of comparable insurance coverages following his termination of employment following a Change in Control to the same extent as other similarly situated active employees of the Corporation or the Bank as of the Executive's termination of employment following a Change in Control or, if there are no similarly situated employees, then to the same extent, on a percentage of total cost basis, that Executive was responsible for the cost of available insurance coverages prior to his termination of employment.


          (3) The Executive shall provide consulting and advisory services to the Corporation for a period of one (1) year following the date of termination of his employment with the Corporation in order that the Corporation may have the benefit of Executive's experience and knowledge of the business affairs and activities of the Corporation and the benefit of the Executive's reputation and contacts in the community. The Executive shall be available for advice and counsel to the officers and directors of the Corporation and said advisory and consulting services shall be performed in Harrisburg, Pennsylvania, and its environs and in such

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other locations as shall be mutually agreeable to the Executive and to the
Corporation. As full compensation for such consulting and advisory services, the Executive shall receive an amount equal to his annual base compensation in effect on the date of termination of his employment plus reimbursement for all expenses reasonably incurred by him, with the advance concurrence of the Corporation, in the performance of his consulting services, which expenses shall be accounted for in accordance with the Corporation's standard procedures relating to reimbursement of expenses. The Executive's compensation for consulting and advisory services set forth above shall be paid by the Corporation to the Executive in approximately equal monthly installments over the one (1) year term.


          1.3  Section 280G Gross-Up Payment.  Should the total of all payments
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made to the Executive pursuant to this Agreement, together with any other payments which the Executive has a right to receive from the Corporation, the Bank, any of the other subsidiaries of the Corporation, or any successors of any of the foregoing, result in the imposition of an excise tax under Internal Revenue Code Section 4999 (or any successor thereto), the Executive shall be entitled to an additional "excise tax" adjustment payment in an amount such that, after the payment of all federal and state income and excise taxes, the Executive will be in the same after-tax position as if no excise tax had been imposed. Any payment or benefit which is required to be included under Internal Revenue Code Sections 280G or 4999 (or any successor provisions thereto) for purposes of determining whether an excise tax is payable shall be deemed

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a payment "made to the Executive" or a payment "which the Executive has a right to receive" for purposes of this provision. The Corporation (or its successor) shall be responsible for the costs of calculation of the excise tax by the Corporation's independent certified accountant and tax counsel and shall notify the Executive of the amount of excise tax due prior to the time such excise tax is due. If at any time it is determined that the additional "excise tax" adjustment payment previously made to the Executive was insufficient to cover the effect of the excise tax, the excise tax gross-up payment pursuant to this provision shall be increased to make the Executive whole, including an amount to cover the payment of any penalties resulting from incorrect or late payment of the excise tax resulting from the prior calculation.



                                  ARTICLE II

                                 MISCELLANEOUS
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          2.1  Termination of Employment.  This Agreement shall not in any way
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constitute an employment agreement between the Executive and Corporation and shall in no way obligate the Corporation to continue the employment of the Executive with the Corporation, nor shall this Agreement limit the right of the Corporation to terminate the Executive's employment with the Corporation for any reason.


          2.2. Attachment. Neither this Agreement nor any benefit payable
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hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or

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change or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntarily or involuntarily, to effect such action shall be void and of no effect.


          2.3  Notice.  Any notice which shall be or may be given hereunder
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shall be in writing and shall be mailed by certified mail, postage prepaid, addressed as follows:

          If to the Executive:

               Robert L. Fryer, Jr.
               30 Eshelman Road
               Lancaster, PA  17601


          If to the Corporation:

               Director of Human Resources
               Dauphin Deposit Corporation
               213 Market Street
               Harrisburg, PA  17101

Any party hereto may from time to time change the address to which notices to it shall be mailed by giving notice thereof in the manner provided for herein.



          2.4  Binding Effect.  This Agreement shall be binding upon and inure
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to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and, to the extent permitted hereunder, assigns.

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          2.5  Jurisdiction.  The parties hereto consent to the exclusive
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jurisdiction of the courts of the Commonwealth of Pennsylvania in any and all action arising hereunder.


          2.6  Governing Law.  This Agreement shall be governed and construed
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under the laws of the Commonwealth of Pennsylvania as in effect at the time of the execution of this Agreement.


          2.7  Headings.  All headings preceding the text of the several
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paragraphs hereof are inserted solely for reference and shall not constitute a part of this Agreement, nor affect its meaning, construction or effect.


          2.8  Individual Agreement.  This Agreement constitutes an agreement
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solely between the Corporation and Executive named herein. This Agreement is intended to constitute a non-qualified arrangement for the benefit of a key management employee and shall be construed and interpreted in a manner consistent with such intention. The obligations to make payments hereunder shall be unfunded and Executive's rights to receive any payments hereunder shall be the same as those of any other unsecured general creditor.


          2.9  Enforcement.  If the Executive determines in good faith that the
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Corporation or any successor, has failed to comply with its obligations under this Agreement,

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or if the Corporation or any successor or any other person takes any action to declare this Agreement void or unenforceable in whole or in part, or institutes any legal action or arbitration proceeding with respect to this Agreement, the Corporation hereby irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Corporation to represent the Executive in connection with any and all actions and proceedings, whether by or against the Corporation, any acquiror or successor, or any director, officer, stockholder or other person affiliated with any of the foregoing, which may adversely affect the Executive's rights hereunder. In such event, the Corporation shall reimburse the Executive for all of the Executive's reasonable costs and expenses (including reasonable attorney's fees) incurred and expended in connection with enforcement.

          2.10  Excise Tax Matters.  It is the intention of the Corporation that
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the Executive not be required to incur any expenses associated with determination of the amount of any "excess parachute payment" under Internal Revenue Code Section 280G or the amount of any excise tax imposed on the Executive pursuant to Internal Revenue Code Section 4999 (or any successor provisions thereto). Therefore, the Corporation agrees to pay all expenses, including the expenses of the Corporation's independent certified accountant and tax counsel, related to the determination of any excess parachute payment and excise tax, and to pay the legal costs and expenses of any tax audit of the Executive to the extent such expenses relate to the amount of the excise tax determined by the Corporation.

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            2.11 Other Benefits Not Affected. Notwithstanding any provision to
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the contrary, the payments provided by or as a result of this Agreement shall not affect the Executive's rights to receive any payments or benefits to which the Executive may be or become entitled under any other existing or future agreement or arrangement of the Corporation, the Bank or any successor with the Executive, or under any existing or future benefit plan or arrangement of the Corporation, the Bank or any successor in which the Executive is or becomes a participant, or under which the Executive has or obtains rights, including without limitation, any qualified or nonqualified deferred compensation or retirement plans or programs. Any such rights of the Executive shall be determined in accordance with the terms and conditions of the applicable agreement, arrangement or plan.

            2.12 Withholding for Taxes. All payments required to be made under
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this Agreement will be subject to withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

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            IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and attested to on its behalf by their duly authorized officers, and Executive hereunto has set his hand and seal as of the day and year first above written.


ATTEST:                       DAUPHIN DEPOSIT CORPORATION



 /s/ Catherine M. Bush        By: /s/ Dennis L. Dinger
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(Assistant) Secretary

(SEAL)


WITNESS:                      EXECUTIVE


 /s/ George W. King            /s/ Robert L. Fryer, Jr.       (SEAL)
-----------------------       --------------------------------
                                    Robert L. Fryer, Jr.


      By execution hereof, Dauphin Deposit Bank and Trust Company consents to and agrees to be bound by the terms and conditions of this Agreement


ATTEST:                       DAUPHIN DEPOSIT BANK AND TRUST COMPANY



 /s/ Catherine M. Bush        By: /s/ Dennis L. Dinger
-----------------------          -----------------------------------------
(Assistant) Secretary

(SEAL)

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